UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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MOSYS, INC.

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The following solicitation material was prepared by MoSys, Inc and relates to the 2019 Annual Meeting of Stockholders.

2019 Annual Meeting Proxy Solicitation August 20192019 Annual Meeting Proxy Solicitation August 2019

2019 Annual Meeting Proposals 1. Elect four members of our board of directors i. D. Lewis, S. Lewis, R. Newell, D. O’Neil 2. Appoint BPM LLP as independent registered public accounting firm for fiscal 2019 3. Approve adoption of 2019 Stock Incentive Plan v Holders at June 27, 2019 entitled to vote © 2019 MoSys, Inc. 22019 Annual Meeting Proposals 1. Elect four members of our board of directors i. D. Lewis, S. Lewis, R. Newell, D. O’Neil 2. Appoint BPM LLP as independent registered public accounting firm for fiscal 2019 3. Approve adoption of 2019 Stock Incentive Plan v Holders at June 27, 2019 entitled to vote © 2019 MoSys, Inc. 2

Proposal 3 - Approve 2019 Stock Incentive Plan v Current 2010 Equity Plan expires May 2020 v Requesting Approval of 2019 Stock Incentive Plan (2019 Plan) § 2010 Plan terminates (except for outstanding awards) if 2019 Plan approved § Based in Silicon Valley; ability to provide equity awards to retain/motivate/hire v 2019 Stock Plan Key Terms - substantially similar to 2010 Plan § Options must be granted at fair value § Repricing/exchange requires stockholder approval § No evergreen provision (different from 2010 Plan) § Outside director awards - specified in Plan • Initial award - up to 120,000 shares; 3-year annual cliff vest • Annual service award - up to 40,000 shares; annual cliff vest • Clawback provision in event of restatement of financials v 2019 Stock Plan Share Pool § Requesting 3.65 million shares § Net increase ~2.97 million shares (0.679 million shares in 2010 Plan pool terminate) • 6.9% of basic and 3.1% of fully diluted § Adequate reserve for at least 3 years § Metrics on following slide @ 2019 MoSys, Inc. 3Proposal 3 - Approve 2019 Stock Incentive Plan v Current 2010 Equity Plan expires May 2020 v Requesting Approval of 2019 Stock Incentive Plan (2019 Plan) § 2010 Plan terminates (except for outstanding awards) if 2019 Plan approved § Based in Silicon Valley; ability to provide equity awards to retain/motivate/hire v 2019 Stock Plan Key Terms - substantially similar to 2010 Plan § Options must be granted at fair value § Repricing/exchange requires stockholder approval § No evergreen provision (different from 2010 Plan) § Outside director awards - specified in Plan • Initial award - up to 120,000 shares; 3-year annual cliff vest • Annual service award - up to 40,000 shares; annual cliff vest • Clawback provision in event of restatement of financials v 2019 Stock Plan Share Pool § Requesting 3.65 million shares § Net increase ~2.97 million shares (0.679 million shares in 2010 Plan pool terminate) • 6.9% of basic and 3.1% of fully diluted § Adequate reserve for at least 3 years § Metrics on following slide @ 2019 MoSys, Inc. 3

2019 Stock Incentive Plan
Share Analysis

MoSys

- **Employee Awards - Restricted Stock Units (RSUs) & Options**
  - Refresh granted post-financing in Oct 2018 (3 million shares)
  - Non-executives - 70% RSUs & 30% Options
  - Execs - 60% RSUs & 40% Options

O/S Awards (5/31/19)	Shares (000s)	Vest Term	% of TSO - Basic	% of TSO – Fully Diluted**
Options	1,628	July 2019 - Feb 2022	3.8%	1.7%
RSUs	2,148	Aug 2019 - May 2022	4.9%	2.2%
Total	3,776		8.7%	3.9%

**Total Shares Outstanding (TSO) at 5/31/19 - 43.2 million shares
**Fully diluted shares - 96.1 million (includes 2.3 million shares pre-funded warrants & 37 million warrants @ $0.30 per share)

Award Pool	Shares (000s)	% of TSO - Basic	% of TSO – Fully Diluted*
Outstanding -2010 Plan	3,776	8.7%	3.9%
New 2019 Plan	3,650	8.5%	3.8%
Total	7,426	17.2%	7.7%

© 2019 MoSys, Inc.
4

Reasons to Vote for 2019 Plan v Requested Pool Reasonable given Potential Dilution v 17.2% of Total Shares Outstanding, only 7.7% of fully diluted v Pool to last until at least 2022 v Burn Rate Compliance v Usage consistent with ISS Burn Rate metrics for last 2 years Year Data 3-Year Average Burn Rate MoSys ISS Cap 2018 2016 - 2018 6.49% 6.63% 2017 2015 - 2017 7.35% 7.27% v Employee Retention, Motivation & Hiring v Ability to grant meaningful awards is essential v Alternative would be higher cash compensation v Using mix of options and RSUs – options will only be exercised if stock price increases 5 @ 2019 MoSys, Inc. Reasons to Vote for 2019 Plan v Requested Pool Reasonable given Potential Dilution v 17.2% of Total Shares Outstanding, only 7.7% of fully diluted v Pool to last until at least 2022 v Burn Rate Compliance v Usage consistent with ISS Burn Rate metrics for last 2 years Year Data 3-Year Average Burn Rate MoSys ISS Cap 2018 2016 - 2018 6.49% 6.63% 2017 2015 - 2017 7.35% 7.27% v Employee Retention, Motivation & Hiring v Ability to grant meaningful awards is essential v Alternative would be higher cash compensation v Using mix of options and RSUs – options will only be exercised if stock price increases 5 @ 2019 MoSys, Inc.